ADD-ON BENEFIT EARNINGS PROTECTION GUARANTEED MINIMUM DEATH BENEFIT Thank you for choosing Jackson National Life Insurance Company®, also referred to as "the Company" or "Jackson®." This guaranteed minimum death benefit (GMDB) is made a part of the Contract to which it is attached. Certain provisions of Your Contract are revised as described below as of the Effective Date of this add-on benefit. To the extent any provisions contained in this add on benefit are contrary to or inconsistent with those of the Contract to which it is attached, the provisions of this add-on benefit will control. The provisions of Your Contract remain in effect except where modified by this add-on benefit. PLEASE NOTE: THIS ADD-ON BENEFIT CANNOT BE TERMINATED INDEPENDENTLY FROM THE CONTRACT TO WHICH IT IS ATTACHED UNLESS CONTINUED UNDER A SPOUSAL CONTINUATION OPTION. OWNER(S) MAY CHANGE OWNERSHIP OF THE CONTRACT, HOWEVER THE COVERED LIFE (AS DEFINED BY THIS ADD-ON BENEFIT) CANNOT CHANGE. THE COMPANY ASSUMES NO RESPONSIBILITY FOR THE VALIDITY OR TAX CONSEQUENCES OF ANY OWNERSHIP CHANGE. IF YOU MAKE AN OWNERSHIP CHANGE, YOU MAY HAVE TO PAY TAXES. THE COMPANY ENCOURAGES YOU TO SEEK LEGAL AND/OR TAX ADVICE. PREMIUM ALLOCATIONS AND TRANSFERS TO A FIXED ACCOUNT OPTION ARE NOT ALLOWED WHILE THIS ADD-ON BENEFIT IS IN EFFECT. AS STATED IN YOUR CONTRACT: THE COMPANY RESERVES THE RIGHT TO LIMIT, RESTRICT, SUSPEND OR REJECT ANY OR ALL SUBSEQUENT PREMIUM PAYMENTS. IF THE COMPANY EXERCISES SUCH RIGHT, YOU MAY NO LONGER BE ABLE TO FUND THIS BENEFIT, WHICH MAY IMPACT ITS POTENTIAL VALUE AND DURATION. THIS ADD-ON BENEFIT PROVIDES NO CASH OR NONFORFEITURE VALUES. The Contract is revised as follows: 1) The following language is added to the DEFINITIONS of the Contract: The following definitions are applicable to this add-on benefit only. All terms defined in the Contract that are used in this add-on benefit have the same definition as in the Contract. "COVERED LIFE. The life on which the GMDB is based, determined at issue of this add-on benefit. The Covered Life is shown on the Supplemental Contract Data Pages. If the Owner is a natural person, then the Owner is the Covered Life. For Contracts issued to Joint Owners, each Joint Owner is a Covered Life. If the Owner is a non-natural person, the Annuitant is the Covered Life. If the Owner is a non- natural person and there are Joint Annuitants, each Joint Annuitant is a Covered Life. ICC18 7759

EARNINGS. The excess, if any, of the Contract Value over Remaining Premium." EFFECTIVE DATE. The date shown on the Supplemental Contract Data Pages. REMAINING PREMIUM. Total Premium paid into the Contract, reduced by withdrawals of Premium, including the Withdrawal Charges, if applicable, before withdrawals are adjusted for any applicable Market Value Adjustments or charges." 2) The following language is added to the MISSTATEMENT OF AGE AND/OR SEX provision of the GENERAL PROVISIONS of the Contract: "If the age of any Covered Life is incorrectly stated on the Effective Date of the GMDB but falls within the allowable range then, on the date the misstatement is discovered, the GMDB will be recalculated based on the correct age. If the age of any Covered Life is incorrectly stated on the Effective Date and falls outside the allowable age range then, on the date the misstatement is discovered, the GMDB will be null and void and all GMDB Charges will be refunded." 3) The following language is added to the REPORTS provision of the GENERAL PROVISIONS of the Contract: "For the current reporting period if the GMDB is in effect, the Contract's annual report will also include the current value of the GMDB, and the Contract Value after the application of the GMDB Charge." 4) The DEATH BENEFIT AMOUNT BEFORE THE INCOME DATE provision is revised in the Contract's DEATH BENEFIT PROVISIONS to add the following: "The death benefit amount before the Income Date will be equal to the base contract Death Benefit plus the Earnings Protection death benefit. The Company will calculate the Earnings Protection GMDB at the end of the Business Day (after all applicable transactions for the day, including any applicable withdrawal adjustments) on which the Company receives a request for payment with Due Proof of death of any Covered Life, an election identifying the death benefit option and state required forms, if any, in Good Order at its Service Center. If the Income Date precedes the Latest Income Date, this add-on benefit terminates on the Income Date, the GMDB Charge will no longer be assessed and no death benefit is payable." 5) The following language is added to the DEATH BENEFIT PROVISIONS of the Contract: "DEATH BENEFIT AMOUNT AFTER THE INCOME DATE. If the Income Date is the Latest Income Date, the Company will calculate the Earnings Protection GMDB on the Latest Income Date. The Earnings Protection GMDB becomes payable to the Beneficiary on the Business Date on which the Company receives a request for payment with Due Proof of death of any Covered Life, an election identifying the death benefit option and state required forms, if any, in Good Order at its Service Center. If the Covered Life is not deceased as of the date that the final Income Payment under the elected Income Option is due, the Earnings Protection GMDB will be payable in a lump sum to the Owner along with the final Income Payment and the add-on benefit will terminate. Earnings Protection GMDB. The death benefit payable will be equal to the Contract death benefit plus the Earnings Protection GMDB. The Earnings Protection GMDB calculation is shown on the Supplemental Contract Data pages. ICC18 7759 2

Spousal Continuation Option. Unless the Contract is subject to a Pre-selected Death Benefit Option, a spousal Joint Owner or a spousal Beneficiary may elect to decline the standard death benefit and instead continue the Contract at an adjusted Contract Value. A Contract continued according to the Spousal Continuation Option will continue at a new Contract Value determined as the greater of the current Contract Value or the sum of the base contract Death Benefit and the Earnings Protection GMDB. The difference between these amounts is referred to as the "continuation adjustment. The Company will allocate the continuation adjustment to the Investment Divisions based on the current allocation rules for the Contract. Upon Spousal Continuation, the optional GMDB terminates, the GMDB Charge will no longer be assessed and no future benefit will be paid under the add-on benefit Assessment of GMDB Charge. The GMDB Charge in effect on the Effective Date is shown on the Supplemental Contract Data Pages. The GMDB Charge will be deducted daily as an annual percentage of the Separate Account Contract Value. The Company reserves the right to increase the GMDB Charge percentage, subject to the Maximum GMDB Charge provision shown on the Supplemental Contract Data Pages." TERMINATION OF THE GMDB. All benefits under this add-on benefit cease when the GMDB add-on benefit terminates. The GMDB add-on benefit will terminate on the earlier of: 1. any date preceding the Latest Income Date that You elect to receive Income Payments under the Contract; 2. the date You take a total withdrawal; 3. any date preceding the Latest Income Date upon which the Contract Value falls to zero; 4. the date the Company receives Due Proof of any Covered Life's death and a Beneficiary's election of a death benefit option in Good Order at its Service Center; 5. the date upon which the Spousal Continuation Option is elected; or 6. the date after the Latest Income Date upon which the death benefit is paid to the Owner with the final Income Payment due under the elected Income Option. Signed for the Jackson National Life Insurance Company President ICC18 7759 3

SUPPLEMENTAL CONTRACT DATA PAGES Please refer to the attached Add-On Benefit for further explanation of values shown on these Supplemental Contract Data Pages. Contract Number: [1234567890] Add-on Benefit: Earnings Protection Guaranteed Minimum Death Benefit Covered Life: [John Doe] Covered Life's [45] Age on the Effective Date: Joint Covered Life: [Jane Doe] Joint Covered Life's [35] Age on the Effective Date: Effective Date: [May 1, 2019] Earnings Protection [This Earnings Protection GMDB will be calculated prior to Calculation: any death benefit calculations and is equal to (A-B) x C, where: A = the Contract Value. B = Remaining Premium. C = .40 (for Owners ages 0-69 on the Effective Date) or .25 (for Owners ages 70-75 on the Effective Date), or 0 (for Owners ages 76 or older on the Effective Date). The value of (A-B) shall never exceed 250% of B (where B is reduced by any subsequent Remaining Premium paid in the 12 months prior to the date of the Owner's death). If the value of (A-B) is zero or a negative number, the Earnings Protection GMDB will be zero.] ICC18 7759-S

Guaranteed Minimum Death Benefit (GMDB) Charge. On an annual basis, the GMDB Charge percentage equals [0.3500%] of the daily net asset value of the Investment Divisions and is deducted (i) at the end of each Contract Anniversary; and (ii) upon termination of the GMDB. This charge may increase, subject to the Maximum GMDB Charge. Maximum Guaranteed Minimum Death Benefit (GMDB) Charge. On each [5th] Contract Anniversary following the Effective Date of this add-on benefit, the Company reserves the right to increase the GMDB Charge percentage by up to [0.0500%] on an annual basis. The Maximum GMDB Charge percentage is [0.7000%] on an annual basis. If the GMDB Charge percentage is increased, Written Notice will be provided to You [45] days prior to the Contract Anniversary on which the GMDB Charge percentage is scheduled to increase. You may elect to opt out of the current and any future GMDB Charge percentage increases. Upon such election, no future Premium payments will be allowed. Such election is final and must be received in Good Order prior to the Contract Anniversary on which the GMDB Charge percentage is scheduled to increase. Signed for the Jackson National Life Insurance Company President ICC18 7759-S 2